SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 1, 2011

REGENCY CENTERS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-12298	59-3191743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Independent Drive, Suite 114 Jacksonville, Florida		32202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (904)-598-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective January 1, 2011, Regency Centers Corporation entered into an amended and restated severance and change of control agreement with the following executive officers (the “executive officers”): Martin E. Stein, Jr., Chairman and CEO; Brian M. Smith, President and Chief Operating Officer, and Bruce M. Johnson, Executive Vice President and CFO (collectively, the “Agreements”). The following summary is qualified in its entirety by reference to the full text of the Agreement for each executive officer, which Agreements are filed as exhibits to this Form 8-K.

The Agreements expire on December 31, 2013 and automatically renew for successive additional three-year terms unless either party gives written notice of non-renewal at least 90 days before the end of the current term. The following describes the compensation that will be payable to the executive officers on termination of employment under these Agreements.

If we terminate the executive without “cause” (as defined below) or the executive terminates his employment for “good reason” (as defined below), in either case other than in connection with a “change of control” (as defined below), the executive officer will receive an amount equal to the sum of (i) eighteen months of the executive’s base monthly salary in effect on the date the executive’s employment terminates, (ii) one hundred fifty percent of the average of the annual cash bonus, if any, paid to the executive with respect to the three calendar years prior to termination of employment and (iii) the replacement cost of eighteen months of the executive’s medical benefits. We will pay this amount in a lump sum on the first business day after 60 days following the executive’s separation from service, subject to deferral required by Section 409A of the Internal Revenue Code.

If the executive retires, or if the executive dies or leaves because of disability, all unvested stock options or stock rights awards that vest based on continued employment will vest immediately, and the executive’s stock options will remain outstanding for three years following the executive’s termination due to retirement or death, or one year following the executive’s termination due to disability, or, if earlier, through the end of the original stock option’s term. The executive will remain eligible to receive performance shares awarded under our equity incentive plans before his termination if we achieve the stated performance goals during the remainder of the performance period, as if the executive’s employment had not terminated. To qualify for these benefits on retirement, the executive must retire after a specified age or with a combination of age plus years of service, depending on the benefit in question, as well as give us the required number of years of advance notice of retirement.

In the event of a change of control and termination of the executive by us without cause or by the executive for good reason within two years after the change of control, Messrs. Stein and Smith will receive an amount equal to the sum of (i) thirty-six months of the executive’s base monthly salary in effect on the date the executive’s employment terminates, (ii) three hundred percent of the average of the annual cash bonus, if any, paid to the executive with respect to the three calendar years prior to termination of employment and (iii) the replacement cost of thirty-six months of the executive’s medical benefits and Mr. Johnson will receive an amount equal to the sum of (i) twenty-four months of the executive’s base monthly salary in effect on the date the executive’s employment terminates, (ii) two hundred percent of the average of the annual cash bonus, if any, paid to the executive with respect to the three calendar years prior to termination of employment and (iii) the replacement cost of twenty-four months of the executive’s medical benefits. We will pay this amount in a lump sum on the first business day after 60 days following the executive’s separation from service, subject to deferral required by Section 409A of the Internal Revenue Code. In addition, all unvested stock options or stock rights awards will vest immediately. Unearned performance shares also will vest in full. If payments we make in connection with a change of control would be subject to the excise tax on “excess parachute payments” imposed by Section 4999 of the Internal Revenue Code, then the payments will be scaled back until they are no longer subject to excise tax.

The definition of “cause” includes:

•	conviction of a felony;

•	a material breach of the agreement or our policies and procedures and failure to cure the breach, if capable of cure, within 30 days after written notice by us of the breach;

•	willful or gross misconduct or willful or gross negligence in the performance of the executive’s duties;

•	fraud, misappropriation or embezzlement; or

•

failure to meet the reasonable expectations of management regarding the performance of the executive’s duties or engaging in conduct that could reasonably be expected to harm our reputation and failure to cure the breach, if capable of cure, within 30 days after written notice by us of the breach

The definition of “good reason” tracks the definition in regulations under Section 409A of the Internal Revenue Code and includes the following, if the executive has given written notice of the condition within 90 days of its occurrence and the condition remains in effect for 30 days after the notice:

•	a material diminution in the authority, duties or responsibilities of the executive;

•	a material diminution in the budget over which the executive retains authority;

•	a material diminution in the executive’s base compensation;

•	a material change in the geographic location at which the executive must perform his duties; or

•	any other action or inaction by us that constitutes a material breach of the agreement or any other agreement pursuant to which the executive provides services to us.

The definition of “change of control” tracks the definition in regulations under Section 409A of the Internal Revenue Code and includes:

•	the acquisition of our stock as a result of which any person or group owns more than 50% of the total fair market value of our stock (subject to limited exceptions);

•	the acquisition of our voting securities over a period of 12 months as a result of which any person or group owns at least 30% of the total voting power of our stock (subject to limited exceptions);

•	a majority of our board is replaced during any 12-month period by directors whose appointment or election was not endorsed by a majority of the board prior to the date of the appointment or election;

•

the acquisition over a period of 12 months as a result of which any person or group has acquired assets from us having a total gross fair market value of more that 50% of the total gross fair market value of all our assets immediately before the acquisition (subject to limited exceptions).

For one year after termination of employment for any reason, the executive is prohibited from:

•	directly or indirectly soliciting (1) any of our employees to leave Regency or (2) any prospective employees negotiating with Regency on the date of termination to cease negotiations; or

•

directly or indirectly soliciting our tenants or other parties to terminate lease, joint venture, acquisition, business combination or development contracts to which we were a party on the date of termination, or soliciting prospects with whom we were actively conducting negotiations for a lease, joint venture, acquisition, business combination or development project on the date of termination of employment (unless the executive was not aware of the negotiations).

The agreements also require the executive to provide consulting services to us for up to 20 hours a month during the six months after any termination of employment.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

10.1	2011 Amended and Restated Severance and Change of Control Agreement effective January 1, 2011 by and between Regency Centers Corporation and Martin E. Stein, Jr.

10.2	2011 Amended and Restated Severance and Change of Control Agreement effective January 1, 2011 by and between Regency Centers Corporation and Brian M. Smith.

10.3	2011 Amended and Restated Severance and Change of Control Agreement effective January 1, 2011 by and between Regency Centers Corporation and Bruce M. Johnson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION
(registrant)

January 3, 2011	By:	/s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President
and Chief Accounting Officer